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                                                                     EXHIBIT 5.1

                      [LOCKE LIDDELL & SAPP LLP LETTERHEAD]

                                  June 10, 2002


Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

Ladies and Gentlemen:

         We have acted as counsel to Tennessee Gas Pipeline Company, a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of $240,000,000 aggregate principal amount of its 8?% Notes due June 15, 2032 (the "Offered Securities") to Credit Suisse First Boston Corporation (the "Underwriter") pursuant to the Underwriting Agreement, dated June 4, 2002 (the "Underwriting Agreement"), between the Company and the Underwriter. The Offered Securities are to be issued pursuant to the Fifth Supplemental Indenture dated as of June 10, 2002 (the "Fifth Supplemental Indenture"), which supplements the Indenture dated as of March 4, 1997 (as so supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as indenture trustee (the "Trustee").

         This opinion is being delivered pursuant to Section 6(d) of the Underwriting Agreement. Capitalized terms used in this opinion without definition shall have the meanings assigned to such terms in the Underwriting Agreement.

         We have examined the prospectus supplement dated June 4, 2002 (the "Prospectus Supplement") to the prospectus dated October 6, 1998 (the "Prospectus") of the Company related to the offering and sale of the Offered Securities. We have also examined the following:

         (a)      executed originals or counterparts of the Underwriting
                  Agreement;

         (b) a copy, certified by the Secretary of State of the State of Delaware to be a true copy, of the certificate of incorporation of the Company;

         (c) a copy, certified by the Assistant Secretary of the Company to be a true copy, of the by-laws of the Company;

         (d) copies of letters, certificates or telegrams received by us from public officials in the State of Delaware as to the due incorporation, valid existence and good standing of the Company;


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June 10, 2002
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         (e)      copies, certified by the Secretary of the Company to be true copies of certain resolutions duly adopted by written consent of the Board of Directors of the Company dated June 4, 2002 and a Pricing Memorandum executed by a Designated Officer of the Company on June 4, 2002 pursuant to authority delegated to him by the Board of Directors of the Company;

         (f)      the Prospectus Supplement;

         (g) executed originals or counterparts of the Indenture (including the Fifth Supplemental Indenture);

         (h) copies, executed by an executive officer of the Company, of the definitive certificates for the Offered Securities;

         (i) such other corporate records and documents as we have deemed appropriate for purposes of the opinions expressed below; and

         (j) such statutes and regulations as we have deemed appropriate for purposes of the opinions expressed below.

         In all such examinations and for purposes of our opinions set forth below, we have, with your approval and without independent investigation, assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  1. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities have been duly executed by the Company; the Indenture does, and the Offered Securities, when authenticated by the Trustee and, issued and delivered in the manner provided in the Indenture against payment of the purchase price therefor in accordance with the terms of the Underwriting Agreement, will, constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as (a) may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Offered Securities conform, as to legal matters, in all material respects, to the description thereof contained in the Prospectus and the Prospectus Supplement.


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June 10, 2002
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                  2. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States or the State of New York is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws, as to which we do not express an opinion.

                  3. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Indenture and the Underwriting Agreement, and the issuance and sale by the Company of the Offered Securities and compliance with the terms and provisions thereof will not violate any provision of applicable United States federal law, New York law or Delaware General Corporation Law, or the charter or bylaws of the Company or the charter or bylaws of any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Underwriting Agreement.

                  4. The Registration Statement has become effective under the Securities Act, the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(2) on June 5, 2002, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement, as of its effective date, the Prospectus and the Prospectus Supplement, as of its date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; in the course of the preparation by the Company of the Prospectus and the Prospectus Supplement (including documents incorporated by reference therein), we have participated in conferences with certain of the officers and representatives of the Company, the Company's independent accountants, the Underwriter and counsel for the Underwriter at which the Registration Statement and the Prospectus and the Prospectus Supplement were discussed; no facts have come to our attention in the course of such proceedings that have caused us to believe that the Registration Statement, as of its effective date, as of the date of the Underwriting Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and the Prospectus Supplement, as of the date of the Underwriting Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the


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         descriptions in the Registration Statement, the Prospectus and
         Prospectus Supplement of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and we do not know of any legal or governmental proceedings required to be described in the Prospectus or the Prospectus Supplement which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the Prospectus or Prospectus Supplement or to be filed as exhibits to the Registration Statement which are not described and filed as required; we express no opinion as to the financial statements and schedules or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement.

                  5. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and the Prospectus Supplement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which we do not express any opinion) appeared on its face to be appropriately responsive in all material respects with the Exchange Act; and the Registration Statement, the Prospectus and the Prospectus Supplement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we do not express any opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the Securities Act.

                  6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  7. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus Supplement, will not be, (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         For purposes of paragraphs 2 and 3, (i) we reviewed only those statutes, rules and regulations that in our experience are applicable to transactions of the type contemplated by the Underwriting Agreement, and (ii) we do not hold ourselves out as experts in the regulation of the generation, transportation, distribution or delivery of electricity or electrical services, or the import or export of electricity or electrical services.

         With respect to any matters indicated herein to be limited to our knowledge and information (or words to like effect), the opinions set forth herein with respect to such matters


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June 10, 2002
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are specifically limited to the actual knowledge which attorneys who are members of or are employed by this firm have obtained solely in connection with the representation of the Company with respect to the transactions contemplated by the Underwriting Agreement and without any independent investigation. Nothing has come to the attention of such attorneys to cause them to believe that the statements made herein "to our knowledge" are false.

         We express no opinion as to the enforceability of any provision of the Indenture or the Offered Securities to the extent relating to any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses, the application of any provision of law or other benefits to the extent that any of the same cannot be waived or so affected under applicable law or relating to the severability or separability, or to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules.

         This opinion is limited in all respects to the federal laws of the United States, the laws of the State of New York (other than municipal and local ordinances and regulations), and the Delaware General Corporation Law (without regard to the decisional case law of Delaware), is furnished by us as counsel for the Company to the persons to whom this opinion is addressed and is solely for the benefit of such persons in connection with the closing of the sale of the Offered Securities pursuant to the Underwriting Agreement, and may not be relied upon by any other person or entity and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without the prior written consent of the undersigned; provided, however, that the Trustee is hereby permitted to rely on the opinions expressed in paragraphs 1, 2, 3, and 4, subject to the same limitations and qualifications set forth herein. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

                                                Very truly yours,

                                                /s/ Locke Liddell & Sapp LLP